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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the registration statement of Parker Drilling Company on Form S-8 (File No. 2-87944, 33-24155, 33-56698, 33-57345, 333-59132 and 333-70444) and Form S-3 (File No. 333-36498)
of our report dated January 29, 2002, relating to the financial statements of Parker Drilling Company and its subsidiaries as of December 31, 2001 and 2000, and for the years ended December 31, 2001, 2000 and 1999, which appears in this Current Report on Form 8-K filed on June 28, 2002.

/s/ PricwaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Tulsa, Oklahoma
June 28, 2002